EXHIBIT 4.11

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) IS THE TYPE OF INFORMATION THAT RADCOM LTD. TREATS AS PRIVATE OR CONFIDENTIAL. OMISSIONS ARE DENOTED IN BRACKETS THROUGHOUT THIS EXHIBIT.

AMENDMENT 2 TO MASTER SOFTWARE AND PROFESSIONAL SERVICES AGREEMENT
BETWEEN RAKUTEN MOBILE, INC. AND RADCOM LTD.

This Amendment (“this Amendment”), is made and entered into, effective as of May 21, 2025 (“Amendment Effective Date”), by and between Rakuten Mobile, Inc. (“Rakuten”) and RADCOM Ltd. (“RADCOM”) (each of Rakuten and RADCOM a “Party” and collectively the “Parties”). Capitalized terms used but not defined in this Amendment will have the meanings assigned to such terms in the MSPSA (as defined below).

WHEREAS, Rakuten and RADCOM have duly executed the Master Software and Professional Services Agreement dated May 21, 2019, which agreement, together with any appendices or amendments thereto, shall hereinafter be referred to as, the “MSPSA”; and

WHEREAS, the Parties wish to implement a modification to the MSPSA.

NOW THEREFORE, the Parties agree to the following terms and conditions:

1.	Notwithstanding anything to the contrary in Article 7 of the MSPSA, the term of the MSPSA is hereby extended for a period of [**] from Amendment Effective Date.

2.	Except as specifically set forth herein, all other terms and conditions for the MSPSA together with this Amendment shall remain in full force and effect unless and until the expiration or termination of the MSPSA.

3.	In the event of contradiction between this Amendment and the terms and conditions as stated in the MSPSA, the terms and conditions of this Amendment shall prevail.

IN WITNESS WHERE OF, each Party has caused this Amendment to be executed by its duly authorized representative.

Rakuten Mobile, Inc.		RADCOM Ltd.

By:	/s/ [**]	By:	/s/ Hadar Rahav /s/Benjamin (Benny) Eppstein
Name:	[**]	Name:	Hadar Rahav Benjamin (Benny) Eppstein
Title:	[**]	Title:	CFO CEO
Date:	May 27, 2025	Date:	May 13, 2025